May 9, 2014

AdvisorOne  Funds 17605 Wright Street

Omaha, NE 68130

Re: AdvisorOne Funds, File Nos. 333-20635 and 811-08037 Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 80 to the AdvisorOne Fnnds Registration  Statement. We hereby give yon onr consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No.  86 under the Securities Act of 1933 (Amendment No. 87 under the Investment Company Act of 1940) (the "Amendment") and consent to all references to us in the Amendment.

Very truly yours,

THOMPSON HINE LLP